Exhibit 31.2

Certification of Principal Executive Officer Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a) as Adopted Pursuant
 to Section 302 of the Sarbanes-Oxley Act of 2002

I, Evan McKeown, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Health Revenue Assurance Holdings, Inc. (the “Registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a13a-15(f) and 15d-15(f)) for the registrant. Although, to date, no internal control policies and procedures have been established as being more fully described in the Company’s annual Form 10-K, we understand that it is required that we:

a)     Design such disclosure controls and procedures or cause such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)     Design such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)     Evaluate the effectiveness of the registrant’s disclosure controls and procedures; and present in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

d)     Disclose in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)     Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

6. As reported in our filing, there are significant deficiencies, including material weaknesses, in the design or operation of internal control over financial reporting. Although possible, we do not believe these weaknesses adversely affected the Company’s ability to initiate, authorize, record, process, and report financial data reliably in accordance with accounting principles generally accepted in the United States of America.

Date: November 14, 2013

/s/ Evan McKeown
Evan McKeown
Chief Financial Officer (Principal Accounting Officer)